EXHIBIT 10.1	SUMMARY OF AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT OF THOMAS P. KELLOGG DATED APRIL 6, 2006

The restrictions on transferability of Thomas P. Kellogg’s 2,600 shares of restricted stock pursuant to his Restricted Stock Award Agreement dated May 19, 2005 shall be removed on May 9, 2006.